ACCOUNT PLEDGE AGREEMENT	**ДОГОВОР ЗА ЗАЛОГ НА СМЕТКА**
among	между
Sky Pharm S.A.	**Скай Фарм Ес.Ей.**
as Borrower and Pledgor	в качеството на Заемополучател и Залогодател
and	и
Synthesis – Structured Commodity Trade Finance Limited	**Синтезис – Стръкчърд Комодити Трейд Файнанс Лимитед**
as Lender and Pledgee	в качеството на Заемодател и Заложен кредитор
Dated **16 May 2018**	Дата: **16 май 2018 г.**

ACCOUNT PLEDGE AGREEMENT dated 16 May 2018, (the "**Agreement**"), by and among:

(1) Sky Pharm S.A. (ΦΑΡΜΑΠΟΘΗΚΗ ΣΚΑΪ ΦΑΡΜ Α.Ε.), a société anonyme duly incorporated and validly existing and operating under the laws of the Hellenic Republic, holder of General Commercial Registry (ΓΕΜΗ) No. 131417304000 and Tax Registration No. 800597686/Tax Authority FAE Thessaloniki, having its registered office at 5, Agiou Georgiou Street, 57001 Thessaloniki, (the "**Borrower**" or the "**Pledgor**"), represented by **Grigorios Siokas**, a citizen of Greece, born on 25 November 1965, having passport #AK2920798, issued on 6 September 2013 by Hellenic Police Headquarters/National Passport Center, acting in the capacity of Managing Director and company representative,

(2) Synthesis – Structured Commodity Trade Finance Limited, a private limited company incorporated in England and Wales under company number 09784917, with registered office at 16 Great Queen Street, London, WC2B 5AH, United Kingdom ("**Lender**"), represented by **Spyridon Papadopoulos**, UK resident, with personal identification card #AK699275, issued on 10 May 2013 by the Hellenic Police, acting in the capacity of Chief Executive Officer,

each one of the persons above individually referred to as a "**Party**" and collectively as "**Parties**".

WHEREAS:

(A) Pursuant to a Trade Finance Facility Agreement dated 12 May 2017 between the Borrower and the Lender, ("**Trade Finance Facility Agreement**"), and a Trade Finance Facility Offer Letter between the Borrower and the Lender dated 12 May 2017 ("**Original Trade Finance Facility Offer Letter**") as amended and supplemented by a facility offer letter entered between the Borrower and the Lender dated 16 November 2017 (the "**Amended Trade Finance Facility Offer Letter**") and as amended and supplemented by a supplemental deed of amendment in respect of the Loan Agreement

ДОГОВОР ЗА ЗАЛОГ НА СМЕТКА от 16 май 2018 г. („**Договорът**"), между:

(1) Скай Фарм Ес.Ей. (ΦΑΡΜΑΠΟΘΗΚΗ ΣΚΑΪ ΦΑΡΜ Α.Ε), акционерно дружество, надлежно учредено и съществуващо съгласно законите на Република Гърция, притежаващо номер от Централен Търговски Регистър (ГЕМН) № 131417304000 и номер на данъчна регистрация № 800597686/Данъчна администрация ФАЕ Солун, със седалище Солун 57001, ул. Агиоу Георгиу № 5, ("**Заемополучателя**" или „**Залогодателя**"), представлявано от **Григориос Сиокас**, гражданин на Гърция, роден на 25 ноември 1965 г., притежател на паспорт №АК2920798, издаден на 6 септември 2013г. от Гръцка полицейска централа/Национален паспортен център, действащ в качеството му на Управител и представител на дружеството,

(2) Синтезис – Стръкчърд Комодити Трейд Файнанс Лимитед, дружество с ограничена отговорност, учредено съгласно законите на Англия и Уелс с дружествен номер 09784917, със седалище ул. Грейт Куийн № 16, Лондон, WC2B 5AH, Великобритания, („**Заемодател**"), представлявано от **Спиридон Пападопулос**, местно за Великобритания лице, с лична карта №АК699275, издадена на 10 май 2013г. от полицейските власти в Република Гърция, действащ в качеството му на Главен изпълнителен директор,

всяка една от страните, посочени по-горе, наричана поотделно „**Страна**" и заедно „**Страни**".

С ОГЛЕД НА ТОВА, ЧЕ:

(A) Съгласно Договор за Търговски Заем от 12 май 2017 г. между Заемополучателя и Заемодателя, („**Договор за търговски заем**"), и Писмо, съдържащо оферта за търговски заем между Заемополучателя и Заемодателя от 12 май 2017 г. („**Оригинално писмо, съдържащо оферта за търговски заем**"), изменена и допълнена от писмо, съдържащо оферта за заем, подписано между Заемополучателя и Заемодателя на 16 ноември 2017 г. („**Измененото писмо, съдържащо оферта за търговски заем**"), изменено и допълнено от

executed on 16 May 2018 by the Parties ("**Supplemental Deed of Amendment**" and, together with the Trade Finance Facility Agreement, the Original Trande Finance Facility Offer Letter and the Amended Trade Finance Facility Offer Letter, hereinafter collectively referred to as the "**Loan Agreement**"), the Lender granted a trade finance facility to the Borrower, in the amount, for the purposes and on the terms set forth in the Loan Agreement. Up to date the aggregate maximum principal amount under the Loan Agreement is EUR 15,000,000, of which as of 31 March 2018 the outstanding amount of due principal is EUR 5,866,910.

допълнителен договор за изменение относно Договора за заем, сключен на 16 май 2018 г. между Страните („**Допълнителен договор за изменение**" и, заедно с Договора за търговски заем, Оригиналното писмо, съдържащо оферта за търговски заем и Измененото писмо, съдържащо оферта за търговски заем, оттук нататък заедно наричани „**Договора за заем**"), Заемодателят е предоставил на Заемополучателя търговски заем, в размера, за целите и при условията, определени в Договора за заем. Към настоящия момент общият максимален размер на главницата съгласно Договора за заем е 15,000,000 евро, от които към 31 март 2018 г. непогасената сума от дължимата главница е 5,866,910 евро.

(B) It is a condition precedent under the Supplemental Deed of Amendment that the Borrower enters into this Agreement for the purposes of creating security for performance of Borrower's obligations under the Loan Agreement as amended by the Supplemental Deed of Amendment.

(B) Предварително условие съгласно Допълнителния договор за изменение е Заемополучателят да сключи настоящия Договор с цел да създаде обезпечение за изпълнението на задълженията си съгласно Договора за заем, както е изменен с Допълнителния договор за изменение.

NOW THEREFORE, the Parties hereto hereby agree as follows:

С НАСТОЯЩИЯ ДОГОВОР, Страните по него се съгласяват за следното:

1. DEFINITIONS

1. ДЕФИНИЦИИ

Wherever used in this Agreement, unless otherwise defined herein, or unless the context shall otherwise require, terms defined in the Loan Agreement shall have the same meanings herein, and in addition:

Освен ако в този Договор е предвидено друго или контекстът налага друго, термините, използвани в този Договор имат значението, дадено им в Договора за заем, и в допълнение:

1.01. Other Definitions

1.01. Други Дефиниции

"**Bank Account**" means the bank account of the Pledgor with Unicredit Bulbank AD, UIC 831919536, IBAN BG82 UNCR 70001 5229 79 104, swift UNCRBGSF, currency: EUR, which bank account is designated to receive payments made by ultimate purchasers under Onward Commodity Contracts forming part of the Security.

„**Банкова Сметка**" означава банкова сметка на Залогодателя в УниКредит Булбанк АД, ЕИК 831919536, IBAN BG82 UNCR 70001 5229 79 104, суифт UNCRBGSF, валута: евро, която банкова сметка е предназначена да получава плащания, направени от крайни купувачи съгласно Онуорд договори за покупка на суровини, съставляваща част от Обезпечението.

"**Civil Procedure Code**" means the Bulgarian Civil Procedure Code promulgated on 20 July 2007 and effective as of 1 March 2008 as may be amended from

„**Граждански процесуален кодекс**" означава българският Граждански процесуален кодекс обнародван на 20.07.2007 г., в сила от 01.03.2008 г.

time to time.	заедно с последващите изменения.
"Commodity Contracts" means any and all commodity contracts between the Borrower as commodity buyer and respective commodity sellers, for purchase of commodities, the purchase price of which shall be financed by the Lender.	**„Договор за покупка на суровини"** означава всякакви и всички договори за покупка на суровини между Заемополучателя в качеството на купувач и съответните продавачи, за покупка на суровини, покупната цена по които следва да бъде финансирана от Заемодателя.
"CPR" means the Central Pledges Registry with the Ministry of Justice of the Republic of Bulgaria.	**„ЦРОЗ"** означава Централният регистър на особените залози към Министерство на правосъдието на Република България.
"Enforcement Event" means an Event of Default under the Loan Agreement which is continuing.	**„Основание за принудително изпълнение"** означава Случай на неизпълнение съгласно Договора за заем, който не е преустановен.
"Filing" means the filing of the security interest in the Security under this Agreement, or the modification in the security interest, with the CPR on the basis of this Agreement.	**„Вписване"** означава вписване на залога върху Обезпечението по настоящия Договор, или изменението в него, в ЦРОЗ въз основа на настоящия Договор.
"Lien" means any pledge or other security interest or preferential right; an attachment of property or a judicial dispute; as well as any other right of a third party which limits the full and undisturbed exercise of the right of ownership, inclusive of a legally binding commitment or a preliminary agreement for the granting of such right.	**„Тежест"** означава залог или друго обезпечение или право на предпочтително удовлетворение; запор върху имущество или съдебен спор; както и всяко друго право на трето лице, което ограничава пълното и необезпокоявано упражняване на правото на собственост, включително правно обвързващо задължение или предварителен договор, учредяващ такова право.
"LRP" means the Bulgarian Law on Registered Pledges, effective as of 01 April 1997, as amended from time to time.	**„ЗОЗ"** означава българският Закон за особените залози, в сила от 01 април 1997 г., с всички последващи изменения.
"Notification" means a notification of the security interest created by way of this Agreement by the Borrower to the debtor under each receivable forming part of the Security, which shall be made in the form of Schedule # 1 hereto, and shall provide for an acknowledgement by the respective debtor of the facts referred to in the notification, to the extent such notification to, and acknowledgement by, such debtor has not been made otherwise in writing.	**„Уведомление"** означава уведомяването за учредяване на залога съгласно този Договор от Заемополучателя до длъжника по всяко вземане, което е част от Обезпечението, и което следва да се направи във формата, предвидена в Приложение № 1 от този Договор, и да съдържа потвърждение за получаване на това уведомление от съответния длъжник, освен ако уведомяването на длъжника и потвърждението му, че е уведомен за залога не са направени в писмена форма по друг начин.
"Onward Commodity Contracts" means any and all	**„Онуорд договори за покупка на суровини"**

commodity contracts between the Borrower as commodity seller and respective ultimate purchasers for purchase of commodities purchased by the Borrower under Commodity Contracts.

означава всякакви и всички договори за покупка на суровини между Заемополучателя в качеството на продавач и съответните крайни купувачи за покупка на суровини, закупени от Заемополучателя съгласно Договорите за покупка на суровини.

"Perfection" means the perfection of the security interest in the Security created under this Agreement, or of the modification thereof, by way of:

„Създаване на противопоставимост" означава създаване на противопоставимост на залога върху Обезпечението по този Договор, или изменението в него, чрез:

(i) Filing,

(i) Вписване,

(ii) procurement of the issuance of a certificate from the CPR certifying the creation or modification of the security interest over the Security and the ranking of such security interest; and

(ii) получаване на удостоверение от ЦРОЗ, потвърждаващо създаването или изменението на заложното право върху Обезпечението, както и поредността на заложното право; и

(iii) Notification, where required under this Agreement.

(iii) Уведомление, в случаите, предвидени в настоящия Договор.

"Receivables" means the pool of all present and future receivables of the Borrower for the positive balance under the Bank Account, outstanding at any time after the date hereof, defined both as a floating pool and as present and/or future generic assets.

„Вземания" означава съвкупността от всички настоящи и бъдещи вземания на Заемополучателя за положителното салдо по Банковата сметка, съществуващи във всеки един момент след сключване на настоящия Договор, определени като съвкупност и също като настоящи и/или бъдещи родово определени активи.

"Secured Obligations" means:

„Обезпечени задължения" означава:

A) all present and future obligations of the Borrower to the Lender arising under and in relation to the Loan Agreement, including, but not limited, to the following:

A) всички настоящи и бъдещи задължения на Заемополучателя към Заемодателя, които възникват по силата на и във връзка с Договора за заем, включително, но не само:

(i) any obligations for repayment of any portion of the principal amount outstanding under the Trade Finance Facility in the maximum amount of EUR 5,866,910 (five million eight hundred and sixty six thousand nine hundred and ten Euro);

(i) всички задължения за връщане на всяка една част от непогасената главница по Търговския заем, в максимален общ размер до 5,866,910 евро (пет милиона осемстотин шестдесет и шест хиляди и деветстотин и десет евро);

(ii) any obligations for payment of interest on the principal amount of the Trade Finance Facility from time to time outstanding at a rate per annum as follows:

(ii) всички задължения за плащане на лихва върху непогасената главница по Търговския заем, представляваща годишен процент, както следва:

a) effective until 1 June 2018: 12 % per annum; and

a) в сила до 1 юни 2018 г.: 12 % годишно; и

b) effective as of 1 June 2018:

(1) for all lending in US Dollars, the one-month LIBOR rate plus 6 % margin; and

(2) for all lending in Euro, the one-month Euribor rate plus 6 % per annum. If the one-month Euribor is zero or less than zero, the interest rate shall be 6 % per annum.

such interest being due and payable as specified in more detail under the Loan Agreement;

(iii) any obligations for payment of default interest at the rate per annum charged daily equal to 1,25 %,

on any amount not paid on the due date, such default interest being due and payable after expiry of the Agreed Period as specified in more detail under the Loan Agreement;

(iv) any obligations for payment of an arrangement fee in the amount of 2 % of the principal amount under the Trade Finance Facility;

(v) any obligations for payment of a charge for the period from purchase of commodities to repayment within the Agreed Period at a rate per month or part thereof equal to 1 %,

such charge being due and payable as specified in more detail under the Loan Agreement;

(vi) any obligations for payment of any costs incurred by the Lender and which are subject to reimbursement by the Borrower in accordance with Clause 7 (*Costs*) of the Loan Agreement;

(vii) any obligations for payment of any taxes, duties, fees, charges, penalties related to the indemnities, due and payable as specified under the Loan Agreement;

(viii) any obligations for payment of any indemnity for

b) в сила от 1 юни 2018 г.:

(1) за всички заеми в Щатски долари, едномесечния LIBOR процент, увеличен с марж от 6 %; и

(2) за всички заеми в Евро, едномесечния Euribor процент, увеличен с 6 % годишно. Ако едномесечният Euribor процент е равен на нула или по-малко от нула, лихвеният процент следва да бъде 6 % годишно.

която лихва се дължи и плаща по начина, определен по-подробно в Договора за заем;

(iii) всички задължения за плащане на лихва за забава в размер на годишния процент, начисляван ежедневно, равна на 1,25 %,

върху всяка сума, която не е платена на падежа, която лихва за забава се дължи и плаща след изтичане на Съгласувания период по начина, определен по-подробно в Договора за заем;

(iv) всички задължения за плащане на такса за организиране в размер на 2 % от сумата на главницата съгласно Търговския Заем;

(v) всички задължения за плащане на такса за периода от покупка на суровини до изплащане в рамките на Съгласувания период при месечен процент или част от него, равен на 1 %,

която такса се дължи и плаща по начина, определен по-подробно в Договора за заем;

(vi) всички задължения за плащане на всякакви разходи, претърпени от Заемодателя и подлежащи на възстановяване от Заемополучателя съгласно Член 7 (*Разноски*) от Договора за заем;

(vii) всички задължения за плащане на всички и всякакви данъци, задължения, такси, разходи и неустойки, свързани с обезщетения, дължими и платими, както е определено в Договора за заем;

(viii) всички задължения за плащане на всички

any cost, loss or liability arising out of or as a result of currency conversion including any discrepancy, due and payable as specified in Clause 12 (*Currency Indemnity*) of the Loan Agreement;

(ix) any obligations for payment of any indemnities, due and payable as specified in Clause 13 (*Indemnities*) of the Loan Agreement;

and

B) any claims of unjust enrichment of the Lender against the Borrower as a result of the Trade Finance Facility (or part thereof) being declared as null, void or unenforceable.

"Security" means the Receivables.

1.02. Interpretation

(a) In this Agreement, unless the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting persons include corporations, partnerships and other legal persons and references to a person include its successors and permitted assigns.

(b) In this Agreement, unless otherwise specified, a reference to a specified Clause or Schedule shall be construed as a reference to that specified Clause of, or Schedule to, this Agreement.

(c) In this Agreement, a reference to an agreement shall be construed as a reference to such agreement as it may be amended, varied, supplemented, novated or assigned from time to time.

(d) In this Agreement, the headings are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) In this Agreement, "including" and "include" shall not be construed restrictively but shall be deemed to be

обезщетения за всички разходи, загуби или отговорност, произтичащи от или като резултат от обмяна на валута, включително несъответствие, дължими и платими, както е определено в чл. 12 (*Обезщетение за валута*) от Договора за заем;

(ix) всички задължения за плащане на всички обезщетения, дължими и платими, както е определено в чл. 13 (*Обезщетения*) от Договора за заем;

и

B) всякакви вземания на Заемодателя по искове за неоснователно обогатяване срещу Заемополучателя в резултат от обявяването на Търговския заем (или част от него) за нищожен, унищожаем или неподлежащ на изпълнение.

„Обезпечение" означава Вземанията.

1.02. Тълкуване

(a) Освен в случаите, когато контекстът предвижда друго, в този Договор при употреба на дума в единствено число се има предвид и нейното множествено число и обратно, препращането към лице включва всякакъв вид търговско дружество, гражданско дружество или друг вид юридическо лице, а споменаването на лице включва и неговите универсални и частни правоприемници.

(b) В този Договор, освен ако друго е посочено, препращането към Член или Приложение се счита за препращане към Член от или Приложение към този Договор.

(c) В този Договор препращането към договор включва всяко изменение, промяна, допълнение, новация или прехвърляне на правата по този договор към съответния момент.

(d) В този Договор заглавията са създадени само за улеснение и нямат значение при неговото тълкуване.

(e) В този Договор се смята, че „включително" и „включва" не следва да се тълкуват стеснително, но

followed by "without limitation" where not so followed and shall not prejudice the generality of any foregoing language.

винаги са последвани от „без ограничение", когато това не е изрично посочено, и не следва да засягат обобщеността на предходните формулировки.

2. REPRESENTATIONS AND WARRANTIES

2. ДЕКЛАРАЦИИ И ГАРАНЦИИ

2.01. Representations and Warranties of the Pledgor

2.01. Декларации и гаранции на Залогодателя

Without prejudice to the representations and warranties made by the Pledgor as Borrower under the Loan Agreement, the Pledgor hereby represents and warrants that:

Без да се засягат декларациите и гаранциите, направени от Залогодателя в качеството му на Заемополучател съгласно Договора за заем, Залогодателят с настоящия Договор декларира и гарантира, че:

(i) it has the power and capacity to enter into and perform this Agreement and this Agreement has been duly authorised and executed by its relevant corporate bodies and constitutes a valid, legally binding and enforceable obligation, which, subject to Perfection and shall be first ranking security interest with respect to any other Lien over the Security;

(i) има правоспособността да сключи и изпълнява този Договор и че този Договор е надлежно одобрен от съответните му корпоративни органи и сключен от негови надлежни представители и представлява валидно, правнообвързващо и подлежащо на принудително изпълнение задължение, което след Създаване на противопоставимост, ще бъде първи по ред залог по отношение на всички други Тежести върху Обезпечението;

(ii) the Security is free and clear of any Lien or other right, title or interest of any person or other right, title, adverse claims or interest of any person except to the extent allowed under the Loan Agreement; and

(ii) по отношение на Обезпечението не съществуват никакви Тежести, право на собственост или каквито и да е други права на трети лица или други права, право на собственост, искове, имащи неблагоприятен ефект върху право на собственост на което и да е лице, освен доколкото е позволено, съгласно Договора за заем; и

(iii) it does not have any past due public obligations, as defined by the Bulgarian Tax and Social Security Code, there are no pending inspections of the Bulgarian revenues authorities against the Pledgor and there are no deeds issued by Bulgarian revenues authorities establishing public obligations of the Pledgor that would render invalid with respect to the State or a municipality the security interest under this Agreement, as provided for in Article 264 and Article 216 of the Bulgarian Tax and Social Security Code.

(iii) Залогодателят няма каквито и да било просрочени публични задължения, както са определени в ДОПК; няма висящи проверки срещу Залогодателя от страна на българските органи по приходите, както и няма издадени актове от българските органи по приходите, установяващи публични задължения на Залогодателя, които да засегнат валидността на залога по настоящия Договор по отношение на Държавата или община, както е посочено в Член 264 и Член 216 от ДОПК.

2.02. Reliance and Accuracy

2.02. Доверие в декларациите и гаранциите

(i) The Pledgor acknowledges that it makes the

(i) Залогодателят потвърждава, че прави

representations and warranties in Clause 2.01 with the intention of inducing the Lender to enter into this Agreement, and that the Lender has entered into this Agreement on the basis of, and in full reliance on, each of such representations and warranties.

декларациите и гаранциите по Член 2.01 с намерението да убеди Заемодателя да сключи този Договор, както и че Заемодателят е сключил този Договор въз основа на и като разчита изцяло на всяка от така направените декларации и гаранции.

(ii) The Pledgor warrants to the Lender that each of the representations and warranties in Clause 2.01 is true and accurate as of the date of this Agreement, the date of its Perfection and on each date of utilisation of amounts under the Trade Finance Facility and that none of them omits any matter which makes any of such representations misleading.

(ii) Залогодателят гарантира на Заемодателя, че всяка от декларациите и гаранциите по Член 2.01 е вярна и точна към датата на подписване на този Договор, датата на Създаване на противопоставимост и на всяка дата на усвояване на суми съгласно този Търговски заем и че никоя от тях не пропуска нищо, което би направило някоя от тези декларации подвеждаща.

2.03. Rights and remedies not Limited

2.03. Без ограничение на права и средства за защита

The Lender's rights and remedies in relation to any misrepresentation or breach of warranty on the part of the Pledgor shall not be prejudiced by any investigation by or on behalf of the Lender into the business and financial affairs of the Pledgor.

Правата на Заемодателя и средствата му за защита по отношение на невярна декларация или нарушение на гаранция от страна на Залогодателя няма да бъдат засегнати от проучването на дейността и финансовото състояние на Залогодателя, извършено от Заемодателя или от негово име.

3. OBLIGATIONS SECURED AND SECURITY INTEREST

3. ОБЕЗПЕЧЕНИ ЗАДЪЛЖЕНИЯ И ЗАЛОГ

3.01. Obligations Secured Under the Agreement

3.01. Обезпечени задължения по Договора

This Agreement is made in order to secure, and secures, the payment in full of the Secured Obligations.

Този Договор е сключен с цел да обезпечи и обезпечава изплащането в пълен размер на Обезпечените задължения.

3.02. Security Interest

3.02. Залог

To secure the payment of the Secured Obligations, the Borrower as Pledgor hereby undertakes to create in favour of the Lender, by performing the Filing, a registered pledge, in accordance with the LRP, in the Security, and to complete its Perfection as a first ranking security interest with respect to any other Lien over the Security.

За обезпечаване изплащането на Обезпечените задължения Залогодателят с настоящия Договор се задължава да учреди в полза на Заемодателя, чрез извършване на Вписването, особен залог по смисъла на ЗОЗ върху Обезпечението и да осигури Създаването на противопоставимост по него като първи по ред залог по отношение на всички други Тежести върху Обезпечението.

3.03. Continuity of Security Interest

The security interest in the Security under this Agreement shall continue until the Secured Obligations have been irrevocably paid in full in accordance with the terms of the Loan Agreement.

3.03. Непрекъснатост на залога

Залогът върху Обезпечението по този Договор съществува до момента, в който Обезпечените задължения са напълно и неотменимо и цялостно изплатени в съответствие с условията на Договора за заем.

3.04. Release of Security

Upon full, irrevocable and final performance of any and all of the Secured Obligations under the Loan Agreement in accordance with the terms thereof and provided that there are no undrawn and uncancelled amounts, the Lender shall, at the request and cost of the Borrower, execute all such documents and do all such acts and things as may be necessary to release the security hereunder. The Lender shall execute such documents and do all such acts within 14 (fourteen) Business days following the receipt of a request for release of the security by the Borrower.

3.04. Освобождаване на Обезпечението

След пълното, окончателно и неотменимо изпълнение на всички Обезпечени задължения съгласно Договора за заем в съответствие с условията по него и при условие че няма неусвоени и неотказани суми, при поискване от и за сметка на Заемополучателя, Заемодателя е длъжен да подпише всички документи и да извърши всички действия, които са необходими за заличаване на залога по настоящия Договор. Заемодателят следва да подпише документите и да извърши всички действия в срок от 14 (четиринадесет) Работни дни от получаване на искане за заличаване на залога от Заемополучателя.

4. BORROWER'S OBLIGATIONS

4.01. General Obligations

(a) The Borrower shall duly comply with all obligations provided for under the LRP, including the obligations under Article 9 thereof.

(b) The Borrower shall promptly notify the Lender on the occurrence of any Lien on the Security (or any part thereof) notwithstanding whether such Lien is created in compliance with the Loan Agreement.

4. ЗАДЪЛЖЕНИЯ НА ЗАЕМОПОЛУЧАТЕЛЯ

4.01. Общи задължения

(a) Заемополучателят е длъжен да изпълнява всички задължения съгласно ЗОЗ, включително задълженията по чл. 9 от същия закон.

(b) Заемополучателят е длъжен надлежно да уведомява Заемодателя за възникване на всякакви Тежести върху Обезпечението (или част от него), независимо дали Тежестта е възникнала в съответствие с Договора за заем.

4.02. Control Over the Security, No Transfer or Encumbrance

(a) Until the Borrower has received or be deemed to have received a notice of Enforcement Event, the Borrower shall be able to operate and withdraw monies from any Bank Account subject to the limitations and restrictions provided in the Loan Agreement.

4.02. Контрол върху Обезпечението, Забрана за прехвърляне или обременяване

(a) До получаването от Заемополучателя на уведомление за настъпило Основание за принудително изпълнение или до момента, в който такова уведомление се счита получено от Заемополучателя, Заемополучателят има право свободно да тегли парични средства от Оперативните сметки по своя преценка, освен ако е

предвидено друго в Договора за заем.

(b) The Borrower shall not in any way sell, transfer, assign, discount, set-off, write-off or otherwise dispose for the benefit of itself or any third party, of any receivable which is or may become part of the Security, except as permitted pursuant to the Loan Agreement or with the prior written consent of the Lender.

(b) Заемополучателят е длъжен да не продава, прехвърля, цедира, сконтира, прихваща, отписва или по друг начин да се разпорежда в своя полза или в полза на трети лица с вземане, което е или може да стане част от Обезпечението, освен ако е позволено съобразно условията на Договора за заем или с предварително писмено съгласие на Заемодателя.

(c) The Borrower shall not in any way pledge, encumber, offer or otherwise grant security interest for its or any third party benefit over the Security or any part thereof, or permit the existence or attachment of any Lien with respect to any part of the Security.

(c) Заемополучателят е длъжен по никакъв начин да не залага, обременява, предлага или по друг начин учредява обезпечителни права в своя полза или в полза на трети лица, по отношение на Обезпечението или част от него, да не допуска съществуването или налагането на Тежест върху които и да е част от Обезпечението.

4.03. Notification Obligations

4.03. Задължения за уведомяване

(a) The Borrower shall notify the Lender forthwith on any event that may have material adverse effect on the Security, including but not limited to the insolvency of any debtor pursuant to receivables forming part of the Security;

(a) Заемополучателят е длъжен да уведомява Заемодателя за всяко обстоятелство, което може да има съществен неблагоприятен ефект върху Обезпечението, включително но не само несъстоятелност на длъжник по вземане, част от Обезпечението;

(b) The Borrower shall provide the Lender, upon their reasonable request, information on its then outstanding receivables forming part of the Security.

(b) Заемополучателят е длъжен при основателно поискване от Заемодателя, да му предостави информация за съществуващите към съответния момент негови вземания, които са част от Обезпечението.

4.04. Creation and Perfection

4.04. Учредяване и Създаване на противопоставимост

(a) The Pledgor shall at its own expense perform the following actions: within 5 (five) Business Days after the signing of this Agreement accomplish the Filing and within ten (10) Business Days thereafter perform any and all other remaining actions under the shall at its own expense accomplish the Perfection of the security interest hereby created as a first ranking security in respect of any other Lien on the Security.

(a) Залогодателят е длъжен за своя сметка да извърши следните действия: в срок от 5 (пет) Работни дни от подписване на този Договор да осигури Вписване и в срок от 10 (десет) Работни дни от Вписване да извърши всички останали действия по Създаване на противопоставимост на заложното право върху Обезпечението по този Договор, като първи по ред залог по отношение на всички други Тежести върху Обезпечението.

(b) The Borrower shall ensure that until the

(b) Заемополучателят е длъжен до

Secured Obligations have been irrevocably paid in full, the security interest in the Security hereunder shall remain without interruption a first ranking security interest with respect to any other Lien on the Security.

неотменимото и цялостно изплащане на Обезпечените задължения да осигури непрекъснатото съществуване на заложното право върху Обезпечението по този Договор като първи по ред залог по отношение на всички други Тежести върху Обезпечението.

(c) The Lender shall have the right to monitor the performance of the above obligations and receive information and documents evidencing the due performance thereof.

(c) Заемодателят има право да контролира изпълнението на горепосочените задължения и да получава информация и документи, доказващи тяхното надлежно изпълнение.

(d) The Borrower shall be deemed to have duly performed its obligations under Clause 0 (a) and (b) above to the extent the Lender has been satisfied that (1) the Perfection creates a first-ranking pledge on the Security until discharged pursuant to the provisions of the Loan Agreement and (2) all Notifications were duly received by the respective debtor(s).

(d) Счита се, че Заемополучателят е изпълнил точно задълженията, посочени в Член 4.04(а) и (b) по – горе, ако Заемодателят е удовлетворен, че (1) Създаването на противопоставимост учредява първи по ред залог върху Обезпечението до заличаването му съгласно Договора за заем и (2) всички Уведомления са надлежно получени от съответните длъжници.

4.05. Further Assurance

4.05. Допълнително съдействие

(a) The Borrower shall, at its own expense, renew all registrations and filings made under this Agreement before the expiry of their validity and execute and do all such assurances, acts and things as the Lender may reasonably require for perfecting, maintaining in force or protecting the security interest expressed to be created hereunder. Upon the request of the Lender, the Borrower shall perform any action and execute any document required under the law, this Agreement or the Loan Agreement, in order to enable or facilitate foreclosure on the Security, including a power of attorney to the Lender or a person nominated by the latter.

(а) Заемополучателят се задължава за своя сметка да подновява всички вписвания и заявления, извършени по този Договор преди изтичането на срока на действието им и да предоставя и извършва всички документи, действия и неща, изискани основателно от Заемодателя за създаване на противопоставимост, запазване на действието и защитата на заложното право, предвидено да бъде учредено по този Договор. При поискване от Заемодателя, Заемополучателят следва да извърши всяко действие и да изготви всички документи, изисквани по силата на закона, този Договор или Договора за заем, с цел да предостави възможност за или улесни осъществяването на принудително изпълнение върху Обезпечението, включително да издаде пълномощно на Заемодателя или на лице, определено от него.

(b) The Parties hereby consent that if the Lender transfers by assignment, novation or in any other way permitted pursuant to the Loan Agreement any of its rights and obligations pursuant to the Loan Agreement to a third party(ies), such transfer will not affect the pledge under this Agreement and such pledge shall

(b) Страните с настоящото се съгласяват, в случай че Заемодателят прехвърли чрез цесия, новация или по друг позволен от Договора за заем начин някое от правата и задълженията си по Договора за заем на трети(о) лице(а), то това прехвърляне няма да засегне залога по този

continue to exist and secure the Secured Obligations. If by virtue of the applicable Bulgarian law any of the Parties must undertake any additional act in relation to the acquisition of a participation in the Loan Agreement by any new lender (including the giving of any additional consent, execution of any supplemental documents or annexes and/or the making of any additional entry into any register) such Party hereby agrees to promptly undertake any such act as requested by the transferring Lender and/or the new lender where in case there is an Event of Default which is continuing pursuant to the Loan Agreement, the costs and expenses in relation to execution of any such supplemental documents or annexes and/or making any additional entries into any register shall be at the expense of the Borrower.

Договор и този залог ще продължи да съществува и да обезпечава Обезпечените задължения. Ако съгласно приложимото българско право някоя от Страните следва да предприеме допълнителни действия във връзка с придобиването на участие в Договора за заем от който и да е нов заемодател (включително даването на допълнително съгласие, изготвянето на допълнителни документи или анекси и/или допълнителни вписвания в който и да е регистър), то тази Страна с настоящия Договор се съгласява своевременно да предприеме всяко такова действие, както е поискано от прехвърлящия Заемодател и/или новия заемодател, като в случай че има продължаващ Случай на неизпълнение съгласно Договора за заем, разходите във връзка със сключването на такива допълнителни документи или анекси и/или извършването на каквито и да е допълнителни вписвания в който и да е относим регистър, следва да бъдат за сметка на Заемополучателя.

5. FORECLOSURE

5.01. Right to Foreclose

Upon occurrence of an Enforcement Event, the Lender at its own discretion, notwithstanding its share in the Secured Obligations, may exercise its respective rights under applicable law and this Agreement and shall be entitled to commence foreclosure on the Security and receive foreclosure proceeds as payment under the Secured Obligations in accordance with any procedure prescribed by the laws of Bulgaria, including but not limited to:

(i) the non-judicial foreclosure procedure provided for by Articles 32 through 52 and other relevant provisions of the LRP, without any requirement for obtaining a final court judgment or arbitral award against Borrower, obtaining a writ of execution or other court documents incorporating its right to foreclosure, or following any foreclosure procedures applying to the forcible collection of monetary obligations other than those pursuant to LRP;

5. ПРИНУДИТЕЛНО ИЗПЪЛНЕНИЕ

5.01. Право на пристъпване към изпълнение

В случай че е настъпило Основание за принудително изпълнение, Заемодателят по своя преценка, независимо от неговия дял в Обезпечените задължения, може да упражни своите права съгласно приложимото право и този Договор и има право да пристъпи към изпълнение върху Обезпечението и да получи сумите, събрани в резултат на изпълнението, като плащане по Обезпечените задължения, в съответствие с всяка процедура, предвидена от законите на България, включително, но не само:

(i) процедурата за извънсъдебно принудително изпълнение, предвидена в членове 32 до 52 и всички други приложими разпоредби на ЗОЗ, без да е необходимо да се снабди с окончателно съдебно или арбитражно решение срещу Заемополучателя, с изпълнителен лист или други съдебни документи, удостоверяващи неговото право на изпълнение или да съблюдава каквато и да било друга процедура по изпълнение, приложима спрямо принудителното събиране на парични задължения, различна от тези, посочени в ЗОЗ;

(ii) the foreclosure procedures provided for by the Bulgarian Civil Procedure Code, by the Bulgarian Law on Commerce (Chapter IV, Bankruptcy); or

(iii) the foreclosure procedures (whether judicial or not) pursuant to any other law that might be presently existing or enacted in future times, to which the Lender may be entitled pursuant to such other law.

6. MISCELLANEOUS PROVISIONS

6.01. Limitations of Liability

The Lender shall not be liable to the Borrower, or any other person, for any costs, charges, losses, damages, liabilities or expense related to the foreclosure on the Security or resulting from any act, default, omission or misconduct of the Lender or any of their respective officers, employees or agents in relation to the Security or in connection with this Agreement, except to the extent caused by the gross negligence or wilful misconduct of the Lender or its respective officers, employees or agents.

6.02. Term of Agreement

This Agreement shall take effect on the date it is signed and shall remain in full force and effect until the Secured Obligations have been irrevocably paid in full in accordance with the terms of the Loan Agreement.

6.03. Governing Law

The Agreement shall be governed and construed in accordance with the provision of the applicable Bulgarian legislation.

6.04. Severability

If any provision of this Agreement is declared void or unenforceable by a court, an arbitrator or any other competent authority, the other provisions of the Agreement and the rights and obligations of the Parties hereto created by them shall remain in full force and

(ii) изпълнителните процедури, предвидени в българския Граждански процесуален кодекс, в българския Търговски закон (Част IV, Несъстоятелност); или

(iii) изпълнителните процедури (съдебни или извънсъдебни) предоставени на Заемодателя по силата на всеки друг закон, съществуващ към настоящия момент или приет в бъдеще.

6. ДРУГИ РАЗПОРЕДБИ

6.01. Ограничение на отговорността

Заемодателят не отговаря пред Заемополучателя или пред друго лице, за разноски, такси, претърпени загуби, вреди, задължения за обезщетения и други разходи, свързани с изпълнението върху Обезпечението или възникнали в резултат на действие, неизпълнение, бездействие или неточно изпълнение на Заемодателя или на негови работници, служители или представители във връзка с Обезпечението или този Договор, с изключение на случаите на груба небрежност или умисъл на Заемодателя или съответните му работници, служители или представители.

6.02. Срок на Договора

Този Договор влиза в сила от момента на подписването му и остава в сила докато Обезпечените задължения са неотменимо и цялостно изплатени в съответствие с условията на Договора за заем.

6.03. Приложимо право

Договорът се подчинява на и тълкува съгласно приложимото българско законодателство.

6.04. Частична недействителност

Ако която и да е разпоредба в този Договор бъде обявена за нищожна или неподлежаща на принудително изпълнение от съд, арбитраж или друг компетентен орган, останалите разпоредби от Договора и произтичащите от тях права и

effect. The void or unenforceable provision shall be deemed to be deleted from this Agreement and shall be substituted by the Parties hereto in good faith by a valid, enforceable and mutually acceptable provision which comes as close as possible to the economic result of the void or unenforceable provision.

задължения на Страните остават в пълна сила. Недействителните или неподлежащи на принудително изпълнение разпоредби няма да бъдат считани за част от настоящия Договор и ще бъдат добросъвестно заменени от Страните по този Договор с действителни и подлежащи на принудително изпълнение взаимно приемливи разпоредби, които имат възможно най-близък икономически ефект до този, целен от недействителната или неподлежаща на принудително изпълнение разпоредба.

6.05. Disputes and Jurisdiction

Any dispute or claim arising out of or in connection with this Agreement or its subject matter (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of in connection with this Agreement) shall be referred to and resolved by the courts of England and Wales. Nothing in this clause shall limit the right of the Lender to take proceedings against the Borrower in any other court of competent jurisdiction, nor shall the taking of proceedings against in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

6.05. Спорове и юрисдикция

Какъвто и да е спор или претенция, произтичащ от или свързан с този Договор или неговия предмет (включително по отношение на неговата действителност, валидност и прекратяване или на всякакво извъндоговорно задължение, произтичащо от или във връзка с този Договор) следва да бъде отнесен и разрешен от съдилищата на Англия и Уелс. Нищо в този член не може да ограничи правото на Заемодателя да предприеме действия срещу Заемополучателя във който и да е друг съд на компетентна юрисдикция, нито следва предприемането на действия в която и да било юрисдикция да отнема правото на предприемане на действия в друга юрисдикция, без значение едновременно или не, до степента, позволена от законодателството на такава друга юрисдикция.

6.06. Notices

The provisions of Clause 23 (*Notices*) of the Loan Agreement shall be deemed incorporated by reference with this Agreement in respect of any communication exchange in connection with this Agreement.

6.06. Уведомления

Разпоредбите на Член 23 (*Уведомления*) от Договора за заем се считат включени чрез препращане в и приложими към този Договор по отношение на всяка кореспонденция, разменяна във връзка с този Договор.

6.07. Amendment

Any amendment of any provision of this Agreement shall be in writing, signed by each of the Parties.

6.07. Изменения

Всяко изменение на този Договор се извършва в писмена форма и се подписва от всички Страни.

6.08. Remedies, Waivers and Consents

No single or partial exercise of any right or remedy of the Lender shall preclude any other or further exercise

6.08. Обезщетения, Отказ от права и Съгласия

Никой пълен или частичен отказ на Заемодателя от права или средства за защита няма да ограничи

of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of each other or of any rights or remedies provided by law or by the Loan Agreement.

правото му да упражни други свои права или средства за защита. Правата и средствата за защита по този Договор са съвкупни, а не са взаимоизключващи се или изключващи правата и средствата за защита, предвидени по закон или по Договора за заем.

6.09. Transferability

This Agreement shall bind and inure to the benefit of the respective successors and assigns of the Parties hereto, except that the Borrower as Pledgor may not assign or otherwise transfer all or any part of their rights or obligations under this Agreement without the prior written consent of the Lender. The Lender may sell, transfer, assign, novate or otherwise dispose (to the extent permitted by the applicable law) of all or part of their rights or obligations under this Agreement without the consent of the Pledgor to any person that the Lender transfers its related interest in and in accordance with the terms of the Loan Agreement.

6.09. Прехвърлимост

Този Договор обвързва и поражда последици за съответните универсални и частни правоприемници на Страните по него, като Заемополучателят в качеството му на Залогодател няма право да прехвърля никое от правата си по настоящия Договор без предварителното писмено съгласие на Заемодателя. Заемодателят може да продава, прехвърля, учредява, новира или по друг начин да се разпорежда (в рамките на позволеното от приложимото законодателство) с всички или част от своите права или задължения по този Договор без съгласието на Залогодателя в полза на всяко лице, на което Заемодател прехвърли притежавани от него права по и в съответствие с Договора за заем.

6.10. Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

6.10. Екземпляри

Настоящият Договор може да бъде съставен в няколко екземпляра, всеки от които се счита за оригинал, но всички заедно представляват един и същи договор.

6.11. Language

(a) This Agreement is executed both in English and Bulgarian language. In case of any discrepancy between the two languages the English language shall govern the Agreement.

(b) All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or accompanied by a translation in English.

6.11. Език

(a) Този Договор се сключи на английски и на български език. В случай на несъответствие между текста на двата езика, текстът на английски език се счита за водещ.

(b) Всички документи, които трябва да бъдат представени по този Договор, или известията, които трябва да бъдат направени по него, се изготвят на английски език или придружени с превод на английски език.

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Schedule #1
FORM OF NOTIFICATION

To: [Obligor under the pledged receivable]

[address]

Regarding: Account Pledge Agreement

Dear Sirs,

On the grounds of Art. 17, para. 1 and 2 of the Law on Registered Pledges we hereby notify you that pursuant to the Account Pledge Agreement, executed on [•] between **Sky Pharm S.A.** in its capacity as a borrower and pledgor and **Synthesis – Structured Commodity Trade Finance Limited** in its capacity as lender and pledgee, entered into the Central Pledges Registry with the Ministry of Justice of Bulgaria under No. [•], [description of the pledged receivables] have been pledged in favour of **Synthesis – Structured Commodity Trade Finance Limited.**

Please sign this Notification as an acknowledgment of receipt.

Pledgor: **Sky Pharm S.A.**

By: [____________]

Name:

Title:

Date: [ ]

Acknowledgment of Receipt:

The undersigned, ________________________, acting in the capacity of [capacity of signatory[of [name of debtor under pledged receivable] hereby acknowledge the receipt of this notification on ____________________.

Приложение #1
ФОРМА НА УВЕДОМЛЕНИЕТО

До: [Длъжник по заложеното вземане]

[адрес]

Относно: Договор за залог на сметка

Уважаеми господа,

На основание чл. 17, пар. 1 и 2 от Закона за особените залози, с настоящото Ви уведомяваме, че съгласно Договора за залог на сметка, сключен на [•] между **Скай Фарм Ес.Ей.** в качеството си на Заемополучател и залогодател и **Синтезис – Стръкчърд Комодити Трейд Файнанс Лимитед** в качеството си на заемодател и залогополучател, вписан в Централен регистър на особените залози при Министерство на правосъдието на Република България с № [•], [описание на заложеното вземане] е заложено в полза на **Синтезис – Стръкчърд Комодити Трейд Файнанс Лимитед.**

Молим настоящото Уведомление да бъде подписано от Ваша страна като потвърждение за неговото получаване.

Залогодател: **Скай Фарм Ес.Ей.**

От: [____________]

Име:

Длъжност:

Дата: [ ]

Потвърждение за получаване:

Долуподписаният ________________________, в качеството му на [позиция/качество на подписващия] на [наименование на длъжника по заложеното вземане] с настоящото потвърждавам получаването на настоящото уведомление на ____________________.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed in their respective names as of the date first above written.	В ПОТВЪРЖДЕНИЕ НА КОЕТО, всяка от Страните е дала съгласието си за подписването на този Договор от нейно име, на датата, посочена в неговото начало.

Sky Pharm S.A./ Скай Фарм Ес.Ей.

By / От: *_/s/ Grigorios Siokas_*

Name / Име: Grigorios Siokas / Григориос Сиокас

Capacity / Длъжност: Managing Director and company representative / Управител и представител на дружеството

Synthesis – Structured Commodity Trade Finance Limited / Синтезис – Стръкчърд Комодити Файнанс Лимитед

By / От: *_/s/ Spyridon Papadopoulos_*

Name / Име: Spyridon Papadopoulos / Спиридон Пападопулос

Capacity / Длъжност: Chief Executive Officer / Главен изпълнителен директор